EXHIBIT 32.1

CERTIFICATION PER SARBANES-OXLEY ACT (SECTION 906)

I am the Chief Executive Officer and Chief Financial Officer of Northern Empire Energy Corp., a Nevada corporation (the “Company”).  I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal year ended December 31, 2010 and filed with the U. S. Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 24, 2014

/s/ RANIERO CORSINI
Raniero Corsini
Title: Chief Executive Officer & Chief Financial Officer